Exhibit 8.2

Brett R. Marshall

563.333.6630

BMarshall@l-wlaw.com

220 North Main Street Suite 600

Davenport, IA 52801

563.324.3246

www.L-WLaw.com

March 11, 2025

JOHN DEERE CAPITAL CORPORATIONJOHN DEERE RECEIVABLES LLC

P.O. Box 5328 P.O. Box 5328

Madison, WI 53705-0328Madison, WI 53705-0328

Attention: ManagerAttention: Manager

COMPUTERSHARE DELAWARE U.S. BANK TRUST COMPANY,

TRUST COMPANY NATIONAL ASSOCIATION

919 North Market Street, Suite 1600190 South LaSalle Street, 7th Floor

Wilmington, DE 19801Mail Code MK-IL-SL7R

Chicago, IL 60603

MUFG SECURITIES AMERICAS INC.BOFA SECURITIES, INC.

1221 Avenue of the Americas, 6th FloorOne Bryant Park, 11th Floor

New York, NY 10020New York, NY 10036

CITIGROUP GLOBAL MARKETS INC.RBC CAPITAL MARKETS, LLC

388 Greenwich Street200 Vesey Street

New York, NY 10013New York, NY 10281

SG AMERICAS SECURITIES, LLCTD SECURITIES (USA) LLC

245 Park AvenueOne Vanderbilt Avenue

New York, NY 10167New York, NY 10017

FITCH RATINGS, INC.

300 W. 57th Street

New York, NY 10019

RE:REGISTRATION STATEMENT ON FORM SF-3

REGISTER JOHN DEERE OWNER TRUST 2025

(the “Registration Statement”)

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES LLC

COMPUTERSHARE DELAWARE TRUST COMPANY

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

MUFG SECURITIES AMERICAS INC.

BOFA SECURITIES, INC.

CITIGROUP GLOBAL MARKETS INC.

RBC CAPITAL MARKETS, LLC

SG AMERICAS SECURITIES, LLC

TD SECURITIES (USA) LLC

FITCH RATINGS, INC.

March 11, 2025

Ladies and Gentlemen:

We have acted as special Iowa tax counsel for John Deere Owner Trust 2025 (the “Trust”) and John Deere Receivables LLC, a Nevada limited liability company (“JDRL”), in connection with the Registration Statement on Form SF-3, as amended (the “Registration Statement”), filed by JDRL on behalf of the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance by the Trust of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”). The Notes are to be issued pursuant to an Indenture dated as of March 11, 2025, between the Trust and U.S. Bank Trust Company, National Association, a national banking association, as indenture trustee, substantially in the form of Exhibits “D”, “E”, “F” and “G” thereto. The Certificates are to be issued substantially in the form of Exhibit “A” to the Trust Agreement dated March 10, 2025, between Computershare Delaware Trust Company, as Owner Trustee, and JDRL, as Depositor. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement dated March 4, 2025 among JDRL, John Deere Capital Corporation, MUFG Securities Americas Inc., BofA Securities, Inc., Citigroup Global Markets Inc., and RBC Capital Markets, LLC, on their own behalf and as representatives of the underwriters named therein.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus included in the Registration Statement; (iii) the Preliminary Prospectus included in the Registration Statement; (iv) the Indenture; (v) the Trust Agreement; (vi) the Sale and Servicing Agreement; (vii) the Administration Agreement; (viii) the Asset Representations Review Agreement; and (ix) the Purchase Agreement (collectively the “Documents”).  As to any facts material to the opinion expressed herein, we have relied solely upon the factual matters contained in the representations and statements made in the Documents and we have not independently established or verified their accuracy. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.  We have also assumed the due execution and delivery pursuant to due authorization by each of the entities party to the Documents.

We are members of the Bar of the State of Iowa, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Iowa.

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES LLC

COMPUTERSHARE DELAWARE TRUST COMPANY

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

MUFG SECURITIES AMERICAS INC.

BOFA SECURITIES, INC.

CITIGROUP GLOBAL MARKETS INC.

RBC CAPITAL MARKETS, LLC

SG AMERICAS SECURITIES, LLC

TD SECURITIES (USA) LLC

FITCH RATINGS, INC.

March 11, 2025

We hereby confirm that the statements set forth in the Preliminary Prospectus and the Prospectus forming a part of the Registration Statement under the caption “CERTAIN IOWA TAX CONSIDERATIONS” accurately describe the material Iowa income tax consequences to holders of the offered Notes and the Certificates.

We know that we are referred to under the headings “CERTAIN IOWA TAX CONSIDERATIONS” and “LEGAL OPINIONS” in the Preliminary Prospectus and the Prospectus and we hereby consent to the use of our name therein.

Very truly yours,

/s/ Lane & Waterman LLP

LANE & WATERMAN LLP